Exhibit 4.1

ONE HUNDRED TWENTY-THIRD

SUPPLEMENTAL INDENTURE

Southern California Edison Company

to

The Bank of New York Mellon Trust Company, N.A.

and

D. G. Donovan,

Trustees

DATED AS OF MAY 12, 2011

This One Hundred Twenty-Third Supplemental Indenture, dated as of the 12th day of May, 2011, is entered into by and between Southern California Edison Company (between 1930 and 1947 named “Southern California Edison Company Ltd.”), a corporation duly organized and existing under and by virtue of the laws of the State of California and having its principal office and mailing address at 2244 Walnut Grove Avenue, in the City of Rosemead, County of Los Angeles, State of California 91770, and qualified to do business in the States of Arizona, New Mexico, and Nevada (hereinafter sometimes termed the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association having its mailing address at 2 North LaSalle Street, in the City of Chicago, State of Illinois 60602 (formerly named The Bank of New York Trust Company, N.A., successor Trustee to The Bank of New York, which was successor Trustee to Harris Trust and Savings Bank), and D. G. Donovan of 2 North LaSalle Street, in the City of Chicago, State of Illinois 60602 (successor Trustee to R. G. Mason, who was successor Trustee to Wells Fargo Bank, National Association, which was successor Trustee to Security Pacific National Bank, formerly named Security First National Bank and Security-First National Bank of Los Angeles, successor, by consolidation and merger, to Pacific-Southwest Trust & Savings Bank), as Trustees (hereinafter sometimes termed the “Trustees”);

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered to said Harris Trust and Savings Bank and said Pacific-Southwest Trust & Savings Bank, Trustees, a certain Indenture of Mortgage or Deed of Trust dated as of October 1, 1923, which said Indenture was duly filed for record and recorded in the offices of the respective recorders of the following counties:  in the State of California-Fresno County, Volume 397 of Official Records, page 1; Imperial County, Book 1174 of Official Records, page 966; Inyo County, Volume 154 of Official Records, page 417; Kern County, Book 379 of Trust Deeds, page 196; Kings County, Volume 84 of Deeds, page 1; Los Angeles County, Book 2963 of Official Records, page 1; Madera County, Volume 9 of Official Records, page 63; Merced County, Volume 363 of Official Records, page 1; Modoc County, Volume 230 of Official Records, page 119 et seq.; Mono County, Volume 64 of Official Records, page 29; Orange County, Book 496 of Deeds, page 1; Riverside County, Book 594 of Deeds, page 252; San Bernardino County, Book 825 of Deeds, page 1; San Diego County, Series 5 Book 1964, page 84061; Santa Barbara County, Book 229 of Deeds, page 30; Stanislaus County, Volume 465 of Official Records, page 370; Tulare County, Volume 50 of Official Records, page 1; Tuolumne County, Volume 274 of Official Records, page 568; and Ventura County, Volume 33 of Official Records, page 1; in the State of Nevada-Clark County, Book 8 of Mortgages; Churchill County, Book 40 of Official Records, page 235; Lyon County, Book 39 of Mortgages, page 1; Mineral County, Book 13 of Official Records, page 794; Pershing County, Book 15 of Official Records, page 612; and Washoe County, Book 83 of Mortgages, page 301; in the State of Arizona-La Paz County, Instrument No. 83-000212 of Official Records; Mohave County, Book 11 of Realty Mortgages; Maricopa County, Docket 4349 of Official Records, page 197; and Yuma County, Docket 369, page 310; and in the offices of the county clerks of the following counties in the State of New Mexico-McKinley County, Book Mtg. 50, page 187 and filed as Document No. 10536 in the Chattel Records; and San Juan County, Book Mtg. 630, page 13 and filed as Document No. 17838 in the Chattel Records (hereinafter referred to as the ”Original Indenture”), to secure the payment of the principal of and interest on all bonds of the Company at any time outstanding thereunder, and (as to certain such filings or recordings) the principal of and interest on all Debentures of 1919 (referred to in the Original Indenture and now retired) outstanding; and

WHEREAS, the Company has heretofore executed and delivered to the Trustees one hundred twenty-two certain supplemental indentures, dated, respectively, as of March 1, 1927, April 25, 1935, June 24, 1935, September 1, 1935, August 15, 1939, September 1, 1940, January 15, 1948, August 15, 1948, February 15, 1951, August 15, 1951, August 15, 1953, August 15, 1954, April 15, 1956, February 15, 1957, July 1, 1957, August 15, 1957, August 15, 1958, January 15, 1960, August 15, 1960, April 1, 1961, May 1, 1962, October 15, 1962, May 15, 1963, February 15, 1964, February 1, 1965, May 1, 1966, August 15, 1966, May 1, 1967, February 1, 1968, January 15, 1969, October 1, 1969, December 1, 1970, September 15, 1971, August 15, 1972, February 1, 1974, July 1, 1974, November 1, 1974, March 1, 1975, March 15, 1976, July 1, 1977, November 1, 1978, June 15, 1979, September 15, 1979, October 1, 1979, April 1, 1980, November 15, 1980, May 15, 1981, August 1, 1981, December 1, 1981, January 16, 1982, April 15, 1982, November 1, 1982, November 1, 1982, January 1, 1983, May 1, 1983, December 1, 1984, March 15, 1985, October 1, 1985, October 15, 1985, March 1, 1986, March 15, 1986, April 15, 1986, April 15, 1986, July 1, 1986, September 1, 1986, September 1, 1986, December 1, 1986, July 1, 1987, October 15, 1987, November 1, 1987, February 15, 1988, April 15, 1988, July 1, 1988, August 15, 1988, September 15, 1988, January 15, 1989, May 1, 1990, June 15, 1990, August 15, 1990, December 1, 1990, April 1, 1991, May 1, 1991, June 1, 1991, December 1, 1991, February 1, 1992, April 1, 1992, July 1, 1992, July 15, 1992, December 1, 1992, January 15, 1993, March 1, 1993, June 1, 1993, June 15, 1993, July 15, 1993, September 1, 1993, October 1, 1993, February 21, 2002, February 15, 2003, October 15, 2003, December 15, 2003, January 7, 2004, February 26, 2004, March 23, 2004, December 6, 2004, January 11, 2005, January 27, 2005, March 17, 2005, June 1, 2005, June 20, 2005, August 24, 2005, December 12, 2005, January 24, 2006, April 4, 2006, December 4, 2006, January 14, 2008, August 13, 2008, October 9, 2008, March 18, 2009, and March 9, 2010, August 26, 2010, September 15, 2010, and December 13, 2010 which modify, amend and supplement the Original Indenture, such Original Indenture, as so modified, amended and supplemented, being hereinafter referred to as the “Amended Indenture”; and

WHEREAS, there have been issued and are now outstanding and entitled to the benefits of the Amended Indenture, First and Refunding Mortgage Bonds as follows:

Series	Due Date	Principal Amount
2004A	2014	300,000,000
2004B	2034	525,000,000
2004D	2035	79,400,000
2004E	2035	65,000,000
2004F	2015	300,000,000
2004G	2035	350,000,000
2005A	2016	400,000,000
2005B	2036	250,000,000
2005D	2029	203,460,000
2005E	2035	350,000,000
2005F	2035	248,585,000
2006A	2036	350,000,000
2006C	2028	196,000,000
2006D	2033	135,000,000
2006E	2037	400,000,000
2008A	2038	600,000,000
2008B	2018	400,000,000
2008C	2014	500,000,000
2009A	2039	500,000,000
2009B	2014	250,000,000
2010A	2040	500,000,000
2010B	2040	500,000,000
2010C	2029	100,000,000
2010D	2031	75,000,000

WHEREAS, the Company proposes presently to issue in fully registered form only, without coupons, a new series of the Company’s First and Refunding Mortgage Bonds, pursuant to resolutions of the Board of Directors or the Executive Committee of the Board of Directors of the Company, or actions by one or more officers of the Company, said new series to be designated as Series 2011A (referred to herein as the “Bonds”), and the Company's authorized bonded indebtedness has been increased to provide for the issuance of the Bonds; and

WHEREAS, the Company has acquired real and personal property since the execution and delivery of the One Hundred Twenty-Second Supplemental Indenture which, with certain exceptions, is subject to the lien of the Amended Indenture by virtue of the after-acquired property clauses and other clauses thereof, and the Company now desires in this One Hundred Twenty-Third Supplemental Indenture (hereinafter sometimes referred to as this “Supplemental Indenture”) expressly to convey and confirm unto the Trustees all properties, whether real, personal or mixed, now owned by the Company (with the exceptions hereinafter noted); and

WHEREAS, for the purpose of further safeguarding the rights and interests of the holders of bonds under the Amended Indenture, the Company desires, in addition to such conveyance, to enter into certain covenants with the Trustees; and

WHEREAS, the making, executing, acknowledging, delivering and recording of this Supplemental Indenture have been duly authorized by proper corporate action of the Company, and the Trustees have each duly determined to execute and accept this Supplemental Indenture;

NOW, THEREFORE, in order further to secure the payment of the principal of and interest on all of the bonds of the Company at any time outstanding under the Amended Indenture, as from time to time amended and supplemented, including specifically, but without limitation, the First and Refunding Mortgage Bonds, Series 2004A, Series 2004B, Series 2004D, Series 2004E, Series 2004F, Series 2004G, Series 2005A, Series 2005B, Series 2005D, Series 2005E, Series 2005F, Series 2006A, Series 2006C, Series 2006D, Series 2006E, Series 2008A, Series 2008B, Series 2008C, Series 2009A, Series 2009B, Series 2010A, Series 2010B, Series 2010C, and Series 2010D referred to above, all of said bonds having been heretofore issued and being now outstanding, and the Bonds, in the initial aggregate principal amount of $500,000,000, to be presently issued and outstanding; and to secure the performance and observance of each and every of the covenants and agreements contained in the Amended Indenture, and without in any way limiting (except as hereinafter specifically provided) the generality or effect of the Original Indenture or any of said supplemental indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture insofar as by any provision of any said Indenture any of the properties hereinafter referred to are subject to the lien and operation thereof, but to such extent (except as hereinafter specifically provided) confirming such lien and operation, and for and in consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees, at or upon the ensealing and delivery of these presents (the receipt whereof is hereby acknowledged), the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, aliened, released, conveyed, assigned, transferred, warranted, mortgaged, and pledged, and by these presents does grant, bargain, sell, alien, release, convey, assign, transfer, warrant, mortgage, and pledge unto the Trustees, their successors in trust and their assigns forever, in trust, with power of sale, all of the following:

All and singular the plants, properties (including goods which are or are to become fixtures), equipment, and generating, transmission, feeding, storing, and distributing systems, and facilities and utilities of the Company in the Counties of Fresno, Imperial, Inyo, Kern, Kings, Los Angeles, Madera, Merced, Modoc, Mono, Orange, Riverside, San Bernardino, San Diego, Santa Barbara, Stanislaus, Tulare, Tuolumne, and Ventura, in the State of California, Churchill, Clark, Lyon, Mineral, Pershing, and Washoe, in the State of Nevada, La Paz and Maricopa, in the State of Arizona, and McKinley and San Juan, in the State of New Mexico, and elsewhere either within or without said States, with all and singular the franchises, ordinances, grants, easements, rights-of-way, permits, privileges, contracts, appurtenances, tenements, and other rights and property thereunto appertaining or belonging, as the same now exist and as the same or any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said Counties, or elsewhere either within or without said States;

Together with, to the extent permitted by law, all other properties, real, personal, and mixed (including goods which are or are to become fixtures), except as herein expressly excepted, of every kind, nature, and description, including those kinds and classes of property described or referred to (whether specifically or generally or otherwise) in the Original Indenture and/or in any one or more of the indentures supplemental thereto, now or hereafter owned, possessed, acquired or enjoyed by or in any manner appertaining to the Company, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, rents, issues, and profits thereof; it being hereby intended and expressly agreed that all the business, franchises, and properties, real, personal, and mixed (except as herein expressly excepted), of every kind and nature whatsoever and wherever situated, now owned, possessed, or enjoyed, and which may hereafter be in anywise owned, possessed, acquired, or enjoyed by the Company, shall be as fully embraced within the provisions hereof and be subject to the lien created hereby and by the Original Indenture and said supplemental indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture, as if said properties were particularly described herein;

Saving and excepting, however, anything contained herein or in the granting clauses of the Original Indenture, or of the above mentioned indentures supplemental thereto, or elsewhere contained in the Original Indenture or said supplemental indentures, to the contrary notwithstanding, from the property hereby or thereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it):  all bills, notes, warrants, customers service and extension deposits, accounts receivable, cash on hand or deposited in banks or with any governmental agency, contracts, choses in action, operating agreements and leases to others (as distinct from the property leased and without limiting any rights of the Trustees with respect thereto under any of the provisions of the Amended Indenture), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all office furniture and office equipment, motor vehicles and tools therefor, all materials, goods, merchandise, and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any property of the Company, and all electrical energy and other materials or products produced by the Company for sale, distribution, or use in the ordinary conduct of its business--other than any of the foregoing which has been or may be specifically transferred or assigned to or pledged or deposited with the Trustees, or any of them, under the Amended Indenture, or required by the provisions of the Amended Indenture, so to be; provided, however, that if, upon the occurrence of a default under the Amended Indenture, the Trustees, or any of them, or any receiver appointed under the Amended Indenture, shall enter upon and take possession of the mortgaged and pledged property, the Trustees, or such Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property excepted by this paragraph then on hand which is used or useful in connection with the business of the Company, and collect, impound, use, and administer the same to the same extent as if such property were part of the mortgaged and pledged property and had been specifically mortgaged and pledged hereunder, unless and until such default shall be remedied or waived and possession of the mortgaged and pledged property restored to the Company, its successors or assigns, and provided further, that upon the taking of such possession and until possession shall be restored as aforesaid, all such excepted property of which the Trustees, or such Trustee or such receiver shall have so taken possession, shall be and become subject to the lien hereof, subject, however, to any liens then existing on such excepted property.

And the Company does hereby covenant and agree with the Trustees, and the Trustees with the Company, as follows:

PART I

The Trustees shall have and hold all and singular the properties conveyed, assigned, mortgaged and pledged hereby or by the Amended Indenture, including property hereafter as well as heretofore acquired, in trust for the equal and proportionate benefit and security of all present and future holders of the bonds and interest obligations issued and to be issued under the Amended Indenture, as from time to time amended and supplemented, without preference of any bond over any other bond by reason of priority in date of issuance, negotiation, time of maturity, or for any other cause whatsoever, except as otherwise in the Amended Indenture, as from time to time amended and supplemented, permitted, and to secure the payment of all bonds now or at any time hereafter outstanding under the Amended Indenture, as from time to time amended and supplemented, and the performance of and compliance with the covenants and conditions of the Amended Indenture, as from time to time amended and supplemented, and under and subject to the provisions and conditions and for the uses set forth in the Amended Indenture, as from time to time amended and supplemented.

PART II

Article I to Article Twenty-One, inclusive, of the Amended Indenture are hereby incorporated by reference herein and made a part hereof as fully as though set forth at length herein.

PART III

All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Amended Indenture, except when expressly herein otherwise defined.

PART IV

Pursuant to Section 1 of Article Five of the Original Indenture, as amended by Part IV, Subpart C, of the Sixth Supplemental Indenture, dated as of September 1, 1940, the notice to be given with respect to the redemption of the Bonds in whole or in part, shall be limited to and shall consist of the giving by the Company or The Bank of New York Mellon Trust Company, N.A., Trustee, of a notice in writing (including by facsimile transmission) of such redemption, at least 30 days, but not more than 60 days, prior to the date fixed for redemption to the holder of each Bond called for redemption at the holder's last address shown on the registry books of the Company.  Failure to so provide such notice to the holder of any Bond shall not affect the validity of the redemption proceedings with respect to any other Bond.

PART V

The Bonds shall be in substantially the form set forth in a resolution of the Board of Directors or the Executive Committee of the Board of Directors of the Company, or a certificate evidencing action by an officer or officers of the Company, and may have placed thereon such letters, numbers or other marks of identification and such legends or endorsements as set forth in this Supplemental Indenture or as may be required to comply with the Securities Act of 1933, as amended (the “Securities Act”), any other laws, any other rules of the Securities and Exchange Commission or any securities exchange, or as may, consistently herewith, be determined to be necessary or appropriate by the officers executing the Bonds, as evidenced by their execution of the Bonds.

The Bonds initially shall be represented by one or more securities in registered, global form without interest coupons (“Global Bonds”).  Each certificate for Global Bonds shall represent the aggregate principal of outstanding Bonds of a series from time to time endorsed thereon and the aggregate principal amount of outstanding Bonds of a series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Bond certificate to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Bonds represented thereby shall be made by The Bank of New York Mellon Trust Company, N.A., Trustee, as registrar for the Bonds (the “Bond Registrar”), in accordance with instructions given by the registered holder thereof.

The Company initially appoints The Depository Trust Company (“DTC”) to act as depositary with respect to the Global Bonds (together with any successor, the “Depositary”).  Each certificate representing Global Bonds shall bear a legend in substantially the following form (the “Global Bond Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO SOUTHERN CALIFORNIA EDISON COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Beneficial interests in the Global Bonds may not be exchanged for Bonds in certificated form (“Certificated Bonds”) except in the limited circumstances set forth below in this Supplemental Indenture.  Certificates representing Certificated Bonds will not bear the Global Bond Legend.

PART VI

The transfer and exchange of Global Bonds or beneficial interests in Global Bonds shall be effected through the Depositary, in accordance with the terms of the Amended Indenture (including the restriction on transfer set forth herein) and the procedures of the Depositary.

A Global Bond may be exchanged for Certificated Bonds if (a) the Depositary for the Global Bond notifies the Company that the Depositary is unwilling or unable to continue as to act as Depositary for the Global Bond or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case the Company fails to appoint a successor Depositary within 90 days after delivery of such notice; (b) the Company notifies the Bond Registrar in writing that it has elected to cause the issuance of Certificated Bonds; or (c) there has occurred and is continuing a default with respect to the Bonds under the Amended Indenture.  Certificated Bonds delivered in exchange for any Global Bond or beneficial interests in Global Bonds will be executed by the Company, authenticated by The Bank of New York Mellon Trust Company, N.A., as Trustee, registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

When Certificated Bonds are presented to the Bond Registrar with a request to register the transfer of the Certificated Bonds or to exchange such Certificated Bonds for an equal principal amount of Certificated Bonds of other authorized denominations, the Bond Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

PART VII

All, but only, the duties, responsibilities, liabilities, immunities, rights, powers, and indemnities against liability, of the Trustees and each of them, with respect to the trust created by the Amended Indenture, are hereby assumed by and given to the Trustees, and each of them, with respect to the trust hereby created, and are so assumed and given subject to all the terms and provisions with respect thereto as set forth in the Amended Indenture, as fully and to all intents and purposes as if the same were herein set forth at length; and this Supplemental Indenture is executed by the Trustees for the purpose of evidencing their consent to the foregoing.

The recitals contained herein, except the recital that the Trustees have each duly determined to execute and deliver this Supplemental Indenture, shall be taken as the statements of the Company, and the Trustees assume no responsibility for the correctness thereof.  The Trustees make no representations as to the validity of this Supplemental Indenture.

PART VIII

The Series 2011A Bonds need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any Bond, for issuances of additional Bonds in an unlimited principal amount.  Any such additional Bonds will have the same interest rate, maturity and other terms as those of that series initially issued, except for payment of interest accruing prior to the original issue date of such additional Bonds and, if applicable, for the first interest payment date following such original issue date.

PART IX

As amended and supplemented by this Supplemental Indenture, the Amended Indenture is in all respects ratified and confirmed, and the Original Indenture and all said indentures supplemental thereto including this Supplemental Indenture, shall be read, taken, and considered as one instrument, and the Company agrees to conform to and comply with all and singular the terms, provisions, covenants, and conditions set forth therein and herein.

PART X

In case any one or more of the provisions contained in this Supplemental Indenture should be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions contained in this Supplemental Indenture, and, to the extent and only to the extent that any such provision is invalid, illegal, or unenforceable, this Supplemental Indenture shall be construed as if such provision had never been contained herein.

PART XI

This Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original.

IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its Chairman of the Board, its Chief Executive Officer, its President, or one of its Vice Presidents and attested by the signature of its Secretary or one of its Assistant Secretaries, for and in its behalf; said The Bank of New York Mellon Trust Company, N.A. has caused its name to be hereunto affixed, and this Supplemental Indenture to be signed, by one of its Vice Presidents or Assistant Vice Presidents or Agents; and said D. G. Donovan has hereunto executed this Supplemental Indenture; all as of the day and year first above written.  Executed in counterparts and in multiple.

SOUTHERN CALIFORNIA EDISON COMPANY

/s/ ROBERT C. BOADA
ROBERT C. BOADA
Vice President and Treasurer

Attest:

/s/ BONITA J. SMITH
BONITA J. SMITH
Assistant Secretary

(Seal)

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., Trustee

/s/ M. CALLAHAN
Name:  M. CALLAHAN
Title:  Vice President

/s/ D. G. DONOVAN
D. G. DONOVAN
Trustee

STATE OF CALIFORNIA                                    }
}  ss.
COUNTY OF LOS ANGELES                               }

On this 12th day of May, 2011, before me, JEAN E. LAMBRECHT, a Notary Public, personally appeared ROBERT C. BOADA and BONITA J. SMITH, who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity on behalf of which the persons acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ JEAN E. LAMBRECHT
Notary Public, State of California

(Seal)

My Commission expires on June 8, 2013.

STATE OF ILLINOIS                                            }
  }  ss.
COUNTY OF COOK                                             }

On this 12th day of May 2011, before me, JULIE MEADORS, a Notary Public, personally appeared M. CALLAHAN, Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ JULIE MEADORS
Notary Public, State of Illinois

(Seal)

My Commission expires on January 7, 2012.

STATE OF ILLINOIS                                         }
}  ss.
COUNTY OF COOK                                          }

On this 12th day of May, 2011, before me, JULIE MEADORS, a Notary Public, personally appeared D. G. DONOVAN, Trustee, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ JULIE MEADORS
Notary Public, State of Illinois

(Seal)

My Commission expires on January 7, 2012.